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                                                                    EXHIBIT 99.1

                      [PENTASTAR COMMUNICATIONS, INC. LOGO]

        PENTASTAR COMMUNICATIONS, INC. RECEIVES A WAIVER OF DEFAULTS AND
                           EXTENSION OF LOAN MATURITY

Denver, Colorado (August 31, 2001) - PentaStar Communications, Inc. (NASDAQ:PNTA), the nation's largest communications services agent, today announced it has received a waiver of defaults and extension of loan maturity until September 30, 2001, on its credit agreement with Wells Fargo Bank West, National Association ("Wells Fargo").

"We are pleased to have secured a waiver and extension under our credit agreement with Wells Fargo. This will allow us to continue discussions with the objective of negotiating a restructured credit agreement. In addition, we have begun a cost reduction program that we expect to be fully implemented by September 30, 2001. This will have a positive impact on our third quarter results and provide us with annualized cost savings, once fully implemented, of approximately $2 million," said Bob Lazzeri, Chief Executive Officer of PentaStar.

"As we discussed in our August 14, 2001 conference call, we experienced abnormally high levels of order cancellations and deferrals in the second quarter due to the economy's impact on our customers. However, we are pleased to report that recent performance indicates positive revenue and order trends compared to the Company's second quarter results. Although the waiver and extension does not allow for additional borrowings, based upon our new cost structure and revenue trends, we expect to generate sufficient cash flow to fund our operations," added Lazzeri.

As a result of the waiver and extension granted by Wells Fargo, the Company is no longer in cross-default under the Reducing Revolver Loan and Security Agreement with Merrill Lynch Business Financial Services, Inc.

Any failure of the Company to successfully negotiate a restructured credit agreement with Wells Fargo would result in the loan amount becoming due and payable on September 30, 2001. Further, if the Company's cash flow from operations becomes insufficient to fund its activities, additional financing would be required. The Company has not identified replacement financing for the loan. There can be no assurance that replacement or adequate additional financing would be available to the Company.


ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communications solutions for its business customers. PentaStar's common stock is traded on the Nasdaq National Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1660 Wynkoop St., Denver, Colorado 80202, (303) 825-4400, visit the Company's website at www.pentastarcom.com or send an email to info@pentastarcom.com.


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This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. The following important factors and uncertainties, among others, could cause our actual results to differ materially from those described in these forward-looking statements: our ability to obtain sufficient financing to continue to execute our business model; our lack of combined operating history and our untested business model; our success in carrying out our acquisition strategy; our reliance on regional bell operating companies and other service providers for communications services; our ability to increase revenues from service providers other than local access service providers. For a detailed discussion of these and other factors that could affect actual results or outcomes please refer to PentaStar's previous filings with the Securities and Exchange Commission, including PentaStar's Registration Statement on Form S-3 dated June 28, 2001 and related Prospectus, its Form 10-Q dated August 14, 2001 and all other Securities and Exchange Commission filings submitted as of this date.


CONTACT INFORMATION:
Nancy Shipp
PentaStar Communications, Inc.
Email: nancy.shipp@pentastarcom.com
Phone:   303-825-4400